Exhibit 99.4

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

EXHIBIT A

FORM OF EQUIPMENT RENTAL LEASE AGREEMENT

[PARK MGM/OPERATOR]

THIS EQUIPMENT RENTAL LEASE AGREEMENT (“EQUIPMENT LEASE”) is effective as of August 11, 2025 (“Equipment Lease Effective Date”) by and between Park MGM, LLC (“Property Operator”) and Rline AI (“Supplier”) and shall continue through Equipment Lease Term (as defined below). The terms and conditions of that certain Master Equipment Lease and Services Agreement (“Agreement”) dated August 15, 2025, by and between MGM Resorts International Operations, Inc. and Supplier, which Agreement is incorporated herein by this reference. Capitalized terms used in this Equipment Lease, which are not otherwise defined, will have the same meaning as in the Agreement.

Equipment Lease Term:	Start Date (August 11, 2025) through August 31, 2028

Property Location (“Property”):	[***]

Lease:	During the Equipment Lease Term, subject to the terms and conditions of the Agreement and this Equipment Lease, Supplier hereby leases the Equipment to Property Operator, and Property Operator hereby leases the Equipment from Supplier, to be used at the Property Location. No later than five (5) business days prior to deployment (as defined below) of any Equipment, Supplier shall provide a bill of sale, paid invoice or other documentation satisfactory to Property Operator which evidences Supplier’s ownership of the Equipment, in full, free and clear of any liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, encumbrances or right of others or co-ownership with any other entity or person (“Proof of Ownership”). Supplier acknowledges and agrees that no payment to Supplier shall be made by Property Operator until such Proof of Ownership has been delivered to, and approved by, Property Operator.

Equipment and Monthly Rental Fees:	Supplier shall provide the automated robots for vacuuming and scrubbing as set forth below:

(1)	[***] Scrubber - $[***] per month [***]
(1)	[***] Vacuum - $[***] per month [***]

Annual Rental Fees:	$[***] pretax

Consumables:	Supplier shall provide the consumables as requested by a Property Operator at the price set forth in Section 4 on Schedule A.

Service and Maintenance:	Supplier will be fully responsible for initial implementation/deployment of all robot mapping and training on robot usage. Supplier agrees to provide ongoing service, as detailed in Schedule A attached hereto and incorporated herein (“Service Level Terms”). All preventative maintenance services (PMs) and any necessary equipment repairs, excluding the replacement of consumables and daily cleaning of equipment, must be performed exclusively by Supplier.

As used herein and the Agreement, the term “deployment” means the particular Equipment is unpacked, inspected (and training and mapping begins) and the Equipment is activated in the Property Operator’s system and dashboard.

Supplier Warranty:	In the event an Equipment does not perform in accordance with the Documentation, Supplier shall replace (at no additional charge to Property Operator or Company) the Equipment with a new similar or same Equipment as approved by Company. Supplier shall, at Supplier’s sole cost and expense, be required to remove the non-operating/functioning Equipment upon notice from Property Operator.

Dashboard System Requirements:	As a part of the Services, Supplier shall provide a Dashboard System which will display the following information:

●	Live Status – Current State
●	Robot Location – Map view and real time tracking
●	Battery Level – Current status, estimated time remaining, charge status, estimated time remaining for full charge
●	Cleaning Progress – Square footage cleaned time elapsed, and percentage completed
●	Custom Scheduling – Set recurring cleaning routines
●	Zone Cleaning – Set specific areas, specific days, and time
●	Manual Controls – Start, stop, pause, return to dock
●	Mode Selection – Eco, normal, etc.
●	Multi-Robot Management – Oversee and control multiple Equipment from one interface
●	Map Visualization – View saved floor maps, current robot path, and cleaned areas
●	No-Go Zones – Restricted areas/zones
●	Room Naming/Zone – Custom labeling or rooms/zones for target cleaning
●	Maintenance Alerts – Brush cleaning, filter replacement, etc.
●	Error Notification – Error log with detail of errors
●	Cleaning Reports – Summary of recent runs, missed areas, any issues encountered
●	Performance Trends – Battery health, cleaning effectiveness over time
●	Multi User Access – Degree of access rights, tracking usage
●	Admin Controls – Limit what other can change or access
●	API Access – 3rd party app integration
●	Fleet Management – Health overview, downtime analysis, etc.
●	Capability to print dashboard views

Reports:	During the Equipment Lease Term, Supplier shall provide the reports set forth in Schedule A attached hereto to Company’s Strategic Sourcing contact listed below, detailing the Services performed and productivity of the Equipment.

Special Terms:	●	Supplier personnel shall be granted access to one (1) meal per day at Property Operator’s employee dining room during the deployment period.

Service Level Management and Escalation Process:	Supplier shall provide Service Level management and escalation process as described on Schedule B attached hereto and incorporated herein.

Resource(s) Name:	Rline AI [***] Name: [***] Email: [***] Phone: [***] COUPA Supplier Number: To be created Union: No Diversified: Yes Name: [***]

Supplier Point of Contact:	Email: [***] Phone: [***]

Charging Utilities:	Property Operator, at its sole cost and expenses, shall provide the electricity to charge the Equipment for its day-to-day operations.

Property Operator Point of Contact:	Property Contact (s): [***] Phone: [***] Email: [***] CoE Contact(s): [***] Phone: [***] Email: [***] [***] Cell: [***] Email: [***] Strategic Sourcing: [***] Phone: [***] Email: [***]

IN WITNESS WHEREOF, the Parties have caused this Equipment Lease to be executed by their duly authorized officers and to be effective as of the Effective Date set forth above.

PARK MGM, LLC		RLINE AI

By:	/s/ Mark Czerniak	By:	/s/ anup S
	[signature]		[signature]
Name:	Mark Czerniak	Name:	anup S
Title:	Chief Financial Officer	Title:	COO
Date:	08/22/2025	Date:	08/28/2025
		Tax ID:	[***]

[Signature Page to Equipment Lease]

Schedule A to Equipment Lease

SERVICE LEVEL TERMS

[***]

Schedule A-1 to Equipment Lease

EQUIPMENT HEALTH-CHECK REQUIREMENTS

[***]

Schedule B to Equipment Lease

SERVICE LEVEL MANAGEMENT AND ESCALATION PROCESS

[***]

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